Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2022 YEAR-END RESULTS

Highlights

•Sales for the fourth quarter decreased 5 percent to $1,923 million
•Operating profit for the quarter was $185 million; adjusted operating profit was $234 million
•Earnings per share from continuing operations for the quarter was $0.51 per share; adjusted earnings per share from continuing operations was $0.65 per share
•2023 earnings per share expected to be in the range of $3.06 – $3.36 per share, and on an adjusted basis, to be in the range of $3.10 – $3.40 per share
•Board declares a quarterly dividend of $0.285 per share, a 2 percent increase, payable on March 13, 2023 to shareholders of record on February 23, 2023

LIVONIA, Mich. (February 9, 2023) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its results for the fourth quarter and full year of 2022.

2022 Fourth Quarter Results

•On a reported basis, compared to fourth quarter 2021:
•Net sales decreased 5 percent to $1,923 million; in local currency, net sales decreased 2 percent
•In local currency, North American sales decreased 5 percent and international sales increased 7 percent
•Gross margin decreased 230 basis points to 28.3 percent from 30.6 percent
•Operating margin decreased 120 basis points to 9.6 percent from 10.8 percent
•Net income decreased to $0.51 per share, compared to $0.55 per share

•Compared to fourth quarter 2021, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24 percent (25 percent for 2021), were as follows:
•Gross margin decreased 120 basis points to 29.5 percent from 30.7 percent
•Operating margin decreased 90 basis points to 12.2 percent from 13.1 percent
•Net income decreased to $0.65 per share, compared to $0.67 per share

•Liquidity at the end of the fourth quarter was $1,452 million (including availability under revolving credit facility)
•Plumbing Products’ net sales decreased 3 percent; in local currency, sales increased 2 percent
•Decorative Architectural Products’ net sales decreased 8 percent

2022 Full Year Highlights

•Sales for the year increased 4 percent to $8,680 million; in local currency, sales increased 6 percent
•Operating profit declined 8 percent to $1,297 million; adjusted operating profit declined 7 percent to $1,355 million
•Returned $1,172 million to shareholders through share repurchases and dividends
•Earnings per share from continuing operations for the year grew 124 percent to $3.63 per share; adjusted earnings per share increased 2 percent to $3.77 per share from $3.70 per share

2022 Full Year Results

•On a reported basis, compared to full year 2021:
•Net sales increased 4 percent to $8,680 million; in local currency and excluding acquisitions and divestitures, net sales increased 6 percent
•In local currency, North American sales increased 6 percent and international sales increased 8 percent
•Gross margin decreased 290 basis points to 31.3 percent from 34.2 percent
•Operating profit decreased 8 percent to $1,297 million from $1,405 million
•Operating margin decreased 190 basis points to 14.9 percent from 16.8 percent
•Net income increased to $3.63 per share, compared to $1.62 per share

•Compared to full year 2021, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24 percent (25 percent for 2021), were as follows:
•Gross margin decreased 260 basis points to 31.6 percent from 34.2 percent
•Operating profit decreased 7 percent to $1,355 million from $1,454 million
•Operating margin decreased 180 basis points to 15.6 percent from 17.4 percent
•Net income increased to $3.77 per share, compared to $3.70 per share

“In the fourth quarter, demand softened across product categories in North America, partially offset by selling price increases,” said Keith Allman, Masco’s President and Chief Executive Officer. “International markets remained strong with sales growth of 7 percent in local currency. Lower volumes, foreign currency and higher operational costs pressured operating margins in the quarter.”

“For the full year 2022, we delivered 4 percent sales growth against a 17 percent comp in 2021, and 2 percent adjusted earnings per share growth,” continued Allman. “In 2022, despite higher operational costs and softening demand, we delivered earnings growth for our shareholders and executed our capital deployment strategy by returning approximately $1.2 billion to shareholders in the form of share repurchases and dividends.”

“In 2023, we believe the near-term demand environment will remain challenging,” said Allman. “We are preparing for volumes overall to be down in the low double-digit range and anticipate adjusted earnings per share to be in the range of $3.10 to $3.40 per share. Despite the expected near-term market softness, we believe the long-term fundamentals of our repair and remodel markets remain strong. We are focused on capitalizing on these positive long-term demand trends by improving our margins and continuing to invest in growth opportunities. With our industry leading repair and remodel-oriented products in diverse channels, strong balance sheet, and disciplined capital allocation, we believe Masco is well positioned to deliver long-term shareholder value creation.”

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.285 per share, a 2 percent increase, payable on March 13, 2023 to shareholders of record on February 23, 2023.

“The Board’s decision to once again increase Masco’s quarterly cash dividend is consistent with our capital allocation strategy of targeting a dividend payout ratio of approximately 30 percent with annual increases through a cycle,” said Allman. “This increase underscores the strength of our company’s financial position, our ability to generate consistent, strong free cash flow, and the Board’s confidence in Masco’s future.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2022 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, February 9, 2023 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 200-6205 and from outside the U.S. at (929) 526-1599. Please use the access code 290858. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (866) 813-9403 from the U.S., (226) 828-7578 from Canada, and +44 204 525 0658 from all other locations. Please use access code 511416. The telephone replay will be available approximately two hours after the end of the call and continue through March 10, 2023.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and to develop innovative products, our ability to maintain our public reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks, risks associated with our reliance on information systems and technology and the impact of the ongoing COVID-19 pandemic on our business and operations. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net sales	$1,923	$2,022	$8,680	$8,375
Cost of sales	1,378	1,403	5,967	5,512
Gross profit	545	619	2,713	2,863

Selling, general and administrative expenses	334	356	1,390	1,413
Impairment charges for goodwill and other intangible assets	26	45	26	45
Operating profit	185	218	1,297	1,405

Other income (expense), net:
Interest expense	(26)	(25)	(108)	(278)
Other, net	—	(1)	4	(439)
	(26)	(26)	(104)	(717)
Income before income taxes	159	192	1,193	688

Income tax expense	33	52	288	210
Net income	126	140	905	478

Less: Net income attributable to noncontrolling interest	11	8	61	68
Net income attributable to Masco Corporation	$115	$132	$844	$410

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.51	$0.55	$3.63	$1.62

Average diluted common shares outstanding	227	245	232	251

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2022 and 2021
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,923	$2,022	$8,680	$8,375

Gross profit, as reported	$545	$619	$2,713	$2,863
Rationalization charges	23	2	32	4
Gross profit, as adjusted	$568	$621	$2,745	$2,867

Gross margin, as reported	28.3%	30.6%	31.3%	34.2%
Gross margin, as adjusted	29.5%	30.7%	31.6%	34.2%

Selling, general and administrative expenses, as reported	$334	$356	$1,390	$1,413

Selling, general and administrative expenses as percent of net sales, as reported	17.4%	17.6%	16.0%	16.9%

Operating profit, as reported	$185	$218	$1,297	$1,405
Rationalization charges	23	2	32	4
Impairment charges for goodwill and other intangible assets	26	45	26	45
Operating profit, as adjusted	$234	$265	$1,355	$1,454

Operating margin, as reported	9.6%	10.8%	14.9%	16.8%
Operating margin, as adjusted	12.2%	13.1%	15.6%	17.4%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income Per Common Share Reconciliation

Income before income taxes, as reported	$159	$192	$1,193	$688
Rationalization charges	23	2	32	4
Impairment charges for goodwill and other intangible assets	26	45	26	45
Pension (reversion) costs associated with terminated plans	—	(7)	—	415
Fair value adjustment to contingent earnout obligation (1)	—	2	(24)	16
(Gain) loss on sale of business (2)	—	—	(2)	18
(Gain) on preferred stock redemption	—	—	—	(14)
(Earnings) loss from equity investments, net	—	(4)	6	(11)
Loss on extinguishment of debt	—	—	—	168
Income before income taxes, as adjusted	208	230	1,231	1,329
Tax at 24% rate (25% for 2021)	(49)	(57)	(295)	(332)
Less: Net income attributable to noncontrolling interest	11	8	61	68
Net income, as adjusted	$148	$165	$875	$929

Net income per common share, as adjusted	$0.65	$0.67	$3.77	$3.70

Average diluted common shares outstanding	227	245	232	251
(1) Represents income for the year ended December 31, 2022 and expense for the three months and year ended December 31, 2021 from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH (“Hüppe”) for the year ended December 31, 2022. Represents a loss related to the divestiture of Hüppe for the year ended December 31, 2021.

Outlook for the Year Ended December 31, 2023

	Year Ended December 31, 2023
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.06	$3.36
Rationalization charges	0.04	0.04
Net income per common share, as adjusted	$3.10	$3.40

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2022 and 2021
(dollars in millions)

	December 31, 2022	December 31, 2021
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$452	$926
Receivables	1,149	1,171
Inventories	1,236	1,216
Prepaid expenses and other	109	109
Total Current Assets	2,946	3,422

Property and equipment, net	975	896
Goodwill	537	568
Other intangible assets, net	350	388
Operating lease right-of-use assets	266	187
Other assets	113	114
Total Assets	$5,187	$5,575

Liabilities
Current Liabilities:
Accounts payable	$877	$1,045
Notes payable	205	10
Accrued liabilities	807	884
Total Current Liabilities	1,889	1,939

Long-term debt	2,946	2,949
Noncurrent operating lease liabilities	255	172
Other liabilities	339	437
Total Liabilities	5,429	5,497

Redeemable noncontrolling interest	20	22

Equity	(262)	56
Total Liabilities and Equity	$5,187	$5,575

	As of December 31,
	2022	2021
Other Financial Data
Working Capital Days
Receivable days	53	51
Inventory days	80	85
Payable days	68	66
Working capital	$1,508	$1,342
Working capital as a % of sales (LTM)	17.4%	16.0%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2022 and 2021

        (dollars in millions)

	Year Ended December 31,
	2022	2021
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$1,123	$1,154
Working capital changes	(283)	(224)
Net cash from operating activities	840	930

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(1,326)
Purchase of Company common stock	(914)	(1,026)
Cash dividends paid	(258)	(211)
Dividends paid to noncontrolling interest	(68)	(43)
Issuance of notes, net of issuance costs	—	1,481
Proceeds from term loan	500	—
Payment of term loan	(300)	—
Debt extinguishment costs	—	(160)
Proceeds from the exercise of stock options	1	5
Employee withholding taxes paid on stock-based compensation	(17)	(15)
Decrease in debt, net	(10)	(3)
Net cash for financing activities	(1,066)	(1,298)

Cash Flows From (For) Investing Activities:
Capital expenditures	(224)	(128)
Acquisition of businesses, net of cash acquired	—	(57)
Proceeds from disposition of businesses, net of cash disposed	—	5
Proceeds from disposition of property and equipment	1	—
Proceeds from disposition of financial investments	1	171
Other, net	(8)	(3)
Net cash for investing activities	(230)	(12)

Effect of exchange rate changes on cash and cash investments	(18)	(20)

Cash and Cash Investments:
Decrease for the year	(474)	(400)
At January 1	926	1,326
At December 31	$452	$926

	As of December 31,
	2022	2021
Liquidity
Cash and cash investments	$452	$926
Revolver availability	1,000	1,000
Total Liquidity	$1,452	$1,926

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2022 and 2021
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Plumbing Products
Net sales	$1,196	$1,228	(3)%	$5,252	$5,135	2%

Operating profit, as reported	$133	$156		$819	$929
Operating margin, as reported	11.1%	12.7%		15.6%	18.1%

Rationalization charges	10	—		10	2
Accelerated depreciation related to rationalization activity	5	—		5	—
Operating profit, as adjusted	148	156		834	931
Operating margin, as adjusted	12.4%	12.7%		15.9%	18.1%

Depreciation and amortization	25	25		98	101
EBITDA, as adjusted	$173	$181		$932	$1,032

Decorative Architectural Products
Net sales	$727	$794	(8)%	$3,428	$3,240	6%

Operating profit, as reported	$67	$85		$565	$581
Operating margin, as reported	9.2%	10.7%		16.5%	17.9%

Rationalization charges	8	1		16	1
Accelerated depreciation related to rationalization activity	—	1		1	1
Impairment charges for goodwill and other intangible assets	26	45		26	45
Operating profit, as adjusted	101	132		608	628
Operating margin, as adjusted	13.9%	16.6%		17.7%	19.4%

Depreciation and amortization	8	9		33	36
EBITDA, as adjusted	$109	$141		$641	$664

Total
Net sales	$1,923	$2,022	(5)%	$8,680	$8,375	4%

Operating profit, as reported - segment	$200	$241		$1,384	$1,510
General corporate expense, net	(15)	(23)		(87)	(105)
Operating profit, as reported	185	218		1,297	1,405
Operating margin, as reported	9.6%	10.8%		14.9%	16.8%

Rationalization charges - segment	18	1		26	3
Accelerated depreciation related to rationalization activity - segment	5	1		6	1
Impairment charges for goodwill and other intangible assets	26	45		26	45
Operating profit, as adjusted	234	265		1,355	1,454
Operating margin, as adjusted	12.2%	13.1%		15.6%	17.4%

Depreciation and amortization - segment	33	34		131	137
Depreciation and amortization - other	2	2		8	13

EBITDA, as adjusted	$269	$301		$1,494	$1,604
Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2022 and 2021
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
North American
Net sales	$1,547	$1,625	(5)%	$6,978	$6,624	5%

Operating profit, as reported	$155	$204		$1,116	$1,214
Operating margin, as reported	10.0%	12.6%		16.0%	18.3%

Rationalization charges	18	1		26	3
Accelerated depreciation related to rationalization activity	5	1		6	1
Impairment charges for goodwill and other intangible assets	26	45		26	45
Operating profit, as adjusted	204	251		1,174	1,263
Operating margin, as adjusted	13.2%	15.4%		16.8%	19.1%

Depreciation and amortization	20	21		84	87
EBITDA, as adjusted	$224	$272		$1,258	$1,350

International
Net sales	$376	$397	(5)%	$1,702	$1,751	(3)%

Operating profit, as reported	$45	$37		$268	$296
Operating margin, as reported	12.0%	9.3%		15.7%	16.9%

Depreciation and amortization	13	13		47	50
EBITDA	$58	$50		$315	$346

Total
Net sales	$1,923	$2,022	(5)%	$8,680	$8,375	4%

Operating profit, as reported - segment	$200	$241		$1,384	$1,510
General corporate expense, net	(15)	(23)		(87)	(105)
Operating profit, as reported	185	218		1,297	1,405
Operating margin, as reported	9.6%	10.8%		14.9%	16.8%

Rationalization charges - segment	18	1		26	3
Accelerated depreciation related to rationalization activity - segment	5	1		6	1
Impairment charges for goodwill and other intangible assets	26	45		26	45
Operating profit, as adjusted	234	265		1,355	1,454
Operating margin, as adjusted	12.2%	13.1%		15.6%	17.4%

Depreciation and amortization - segment	33	34		131	137
Depreciation and amortization - other	2	2		8	13
EBITDA, as adjusted	$269	$301		$1,494	$1,604
Historical information is available on our website.